Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7103
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE SECOND QUARTER OF FISCAL 2017 AND
UPDATES ITS FISCAL 2017 GUIDANCE

Melville, New York – March 8, 2017 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the second fiscal quarter ended January 31, 2017 and updates its fiscal 2017 guidance.

Fiscal 2017 Second Quarter Highlights

•
Net sales for the three months ended January 31, 2017 were $139.0 million as compared to $70.3 million for the three months ended January 31, 2016. The period-over-period increase was driven by incremental sales of approximately $75.9 million as a result of the February 23, 2016 acquisition of TeleCommunication Systems, Inc. ("TCS").

•
Comtech achieved a company-wide book-to-bill ratio (a measure defined as bookings divided by net sales) of 0.94 and experienced strong bookings in its Commercial Solutions segment which achieved a book-to-bill ratio of 1.22. Based on a number of large opportunities across its order pipeline, the Company continues to expect its consolidated book-to-bill ratio for fiscal 2017 to exceed 1.0. As of January 31, 2017, the Company had backlog of $453.3 million.

•
GAAP operating income was $12.8 million and GAAP net income was $6.6 million, or $0.28 per diluted share, for the three months ended January 31, 2017, as compared to GAAP operating income of $3.2 million and GAAP net income of $2.5 million, or $0.15 per diluted share, for the three months ended January 31, 2016. The Company has favorably resolved a TCS intellectual property litigation and settled a related claim against a prior owner of the TCS assets that were the subject of the litigation. The total net cash outflow related to these two matters is immaterial and, on a GAAP basis, the resolution resulted in a $10.0 million contribution to operating income for the second quarter. Excluding this favorable impact, GAAP diluted EPS would have been $0.01 for the three months ended January 31, 2017.

•
Adjusted EBITDA (which excludes the $10.0 million favorable settlement) was $13.5 million for the three months ended January 31, 2017. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined in the below table.

•
As of January 31, 2017, the Company had $63.1 million of cash and cash equivalents. During the second quarter of fiscal 2017, the Company generated cash flows from operating activities of $17.7 million.

•
The Company continues to implement a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins.

In commenting on the Company's performance during the second quarter of fiscal 2017, Fred Kornberg, President and Chief Executive Officer, noted "This was a very busy and successful quarter for our Company and we are making progress on all fronts. We are pleased with our fiscal 2017 year-to-date results and are focused on carrying this momentum into the second half of fiscal 2017."

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2017 Fiscal Year Financial Targets

•
The Company has updated its fiscal 2017 revenue target to a range of $570.0 million to $580.0 million. This new target, which compares to its previous target of $600.0 million, largely reflects an updated assessment of anticipated revenues considering its ongoing tactical shift in strategy in its Government Solutions segment.

•	The Company updated its GAAP diluted EPS goal to approximately $0.68 (which reflects $0.27 related to the $10.0 million favorable TCS intellectual property litigation settlement).

•	The Company has maintained its Adjusted EBITDA goal of approximately $70.0 million.

•
Total annual amortization of intangibles is expected to range from $22.0 million to $24.0 million, total depreciation expense is expected to range from $15.0 million to $16.0 million and total amortization of stock-based compensation is expected to be approximately $5.0 million.

•
Interest expense is expected to range between $12.0 million and $13.5 million (including amortization of deferred financing costs) which reflects an interest rate range of 4.5% to 5.5% applied to total anticipated borrowings.

•	The Company's effective income tax rate (excluding discrete tax items in fiscal 2017) is expected to approximate 35.5%.

Based on the anticipated timing of shipments and performance related to orders currently in its backlog, as well as expected orders, the Company anticipates net sales in its third quarter of fiscal 2017 to be slightly lower than the level it achieved during its second quarter of fiscal 2017. At the same time, as a result of cost reduction activities and expected favorable product mix changes, the Company anticipates that Adjusted EBITDA in its third quarter of fiscal 2017 will exceed the level it achieved in the second quarter of fiscal 2017. Additionally, the Company expects its fourth quarter to be the peak quarter of fiscal 2017 in terms of net sales and Adjusted EBITDA.

Additional information about the Company’s fiscal 2017 guidance is included in the Company’s second quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday March 9, 2017. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (888) 632-3384 (domestic), or (785) 424-1675 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 753-9134 or (402) 220-2678. In addition, an updated investor presentation, including earnings guidance, is available on the Company's website.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

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Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies from the acquisition of TeleCommunication Systems, Inc. ("TCS") will not be fully realized, or will not be realized within the anticipated time period; the risk that Comtech’s and TCS’s businesses will not be integrated successfully; the possibility of disruption from the acquisition, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's and TCS's legacy legal proceedings, customer claims for indemnification, and other similar matters; risks associated with Comtech’s obligations under its Secured Credit Facility; risks associated with the Company's large contracts; and other factors described in this and the Company's other filings with the SEC.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2017	2016	2017	2016

Net sales	$139,028,000	70,323,000	274,814,000	134,440,000
Cost of sales	85,824,000	40,885,000	169,502,000	76,800,000
Gross profit	53,204,000	29,438,000	105,312,000	57,640,000

Expenses:
Selling, general and administrative	30,988,000	17,390,000	63,673,000	34,108,000
Research and development	13,314,000	7,663,000	27,410,000	15,603,000
Amortization of intangibles	6,032,000	1,196,000	12,087,000	2,572,000
Settlement of intellectual property litigation	(9,979,000)	—	(9,979,000)	—
	40,355,000	26,249,000	93,191,000	52,283,000

Operating income	12,849,000	3,189,000	12,121,000	5,357,000

Other expenses (income):
Interest expense and other	2,852,000	73,000	6,177,000	148,000
Interest income and other	(74,000)	(110,000)	(76,000)	(222,000)

Income before provision for income taxes	10,071,000	3,226,000	6,020,000	5,431,000
Provision for income taxes	3,486,000	750,000	1,924,000	1,516,000

Net income	$6,585,000	2,476,000	4,096,000	3,915,000

Net income per share:
Basic	$0.28	0.15	0.17	0.24
Diluted	$0.28	0.15	0.17	0.24

Weighted average number of common shares outstanding – basic	23,428,000	16,186,000	23,406,000	16,178,000

Weighted average number of common and common equivalent shares outstanding – diluted	23,445,000	16,205,000	23,427,000	16,201,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.10	0.30	0.40	0.60

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	January 31, 2017	July 31, 2016
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$63,144,000	66,805,000
Accounts receivable, net	125,545,000	150,967,000
Inventories, net	71,168,000	71,354,000
Prepaid expenses and other current assets	18,638,000	14,513,000
Total current assets	278,495,000	303,639,000

Property, plant and equipment, net	35,759,000	38,667,000
Goodwill	290,633,000	287,618,000
Intangibles with finite lives, net	272,607,000	284,694,000
Deferred financing costs, net	2,946,000	3,309,000
Other assets, net	3,068,000	3,269,000
Total assets	$883,508,000	921,196,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,807,000	33,462,000
Accrued expenses and other current liabilities	88,795,000	98,034,000
Dividends payable	2,343,000	7,005,000
Customer advances and deposits	23,714,000	29,665,000
Current portion of long-term debt	13,281,000	11,067,000
Current portion of capital lease obligations	3,064,000	3,592,000
Interest payable	850,000	1,321,000
Total current liabilities	156,854,000	184,146,000

Non-current portion of long-term debt, net	229,834,000	239,969,000
Non-current portion of capital lease obligations	2,696,000	4,021,000
Income taxes payable	3,012,000	2,992,000
Deferred tax liability, net	12,479,000	9,798,000
Customer advances and deposits, non-current	8,726,000	5,764,000
Other liabilities	3,448,000	4,105,000
Total liabilities	417,049,000	450,795,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 38,586,476 shares and 38,367,997 shares at January 31, 2017 and July 31, 2016, respectively	3,859,000	3,837,000
Additional paid-in capital	526,267,000	524,797,000
Retained earnings	378,182,000	383,616,000
	908,308,000	912,250,000
Less:
Treasury stock, at cost (15,033,317 shares at January 31, 2017 and July 31, 2016)	(441,849,000)	(441,849,000)
Total stockholders’ equity	466,459,000	470,401,000
Total liabilities and stockholders’ equity	$883,508,000	921,196,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings before income taxes, interest (income) and other expense, interest expense, amortization of stock-based compensation, amortization of intangibles, depreciation expense, acquisition plan expenses and settlement of intellectual property litigation. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies, including a similarly titled measure previously utilized by TCS. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing our performance and comparability of our results with other companies. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct Comtech’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below table, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in Comtech’s SEC filings. The Company has not quantitatively reconciled its fiscal 2017 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to its acquisition plan, settlement of intellectual property litigation and interest expense are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended January 31,		Six months ended January 31,
	2017	2016	2017	2016

Reconciliation of GAAP Net Income to Adjusted EBITDA:
Net income	$6,585,000	2,476,000	4,096,000	3,915,000
Provision for income taxes	3,486,000	750,000	1,924,000	1,516,000
Interest (income) and other expense	(74,000)	(110,000)	(76,000)	(222,000)
Interest expense	2,852,000	73,000	6,177,000	148,000
Amortization of stock-based compensation	1,019,000	1,074,000	1,989,000	2,125,000
Amortization of intangibles	6,032,000	1,196,000	12,087,000	2,572,000
Depreciation	3,568,000	1,466,000	7,317,000	2,996,000
Acquisition plan expenses	—	2,337,000	—	3,729,000
Settlement of intellectual property litigation	(9,979,000)	—	(9,979,000)	—
Adjusted EBITDA	$13,489,000	9,262,000	23,535,000	16,779,000

ECMTL
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